Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used below, but not otherwise defined, in this Exhibit 99.2 shall have the meanings ascribed to them elsewhere in the Current Report on Form 8-K filed by Drilling Tools International Corporation with the Securities and Exchange Commission on June 26, 2023.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Business Combination, the PIPE Financing, and adjustments for other material events. These other material events are referred to herein as “Material Events” and the pro forma adjustments for the Material Events are referred to herein as “Adjustments for Material Events.” The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

•

On February 13, 2023, ROC Energy Acquisition Corp. (“ROC”), a Delaware corporation, Drilling Tools International Holdings, Inc. (“DTI”), a Delaware corporation, and ROC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ROC (“Merger Sub”), entered into the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into DTI with DTI surviving the merger (the “Merger”). As a result of the Merger, DTI became a wholly-owned subsidiary of ROC, with the stockholders of DTI becoming stockholders of ROC (such transaction, the “Business Combination,” and the post-Business Combination entity being referred to as “New DTI”).

•

Immediately prior to the closing of the Business Combination, ROC Energy Holdings, LLC, (the “ROC Sponsor”) held 5,971,000 shares of common stock of ROC, of which 5,175,000 are subject to restrictions set forth in the Escrow Agreement, the Sponsor Support Agreement, the Subscription Agreements, and the Exchange Agreements (the “Founder Shares”), and EarlyBirdCapital, Inc (“EarlyBirdCapital”) held 180,000 shares of common stock of ROC. Upon the closing of the Business Combination, the ROC Sponsor forfeited 1,775,084 of these shares of common stock of ROC pursuant to the terms of the Sponsor Support Agreement and the ROC Sponsor forfeited 972,416 of these shares of common stock of ROC pursuant to the terms of the Exchange Agreements. The remaining 3,223,500 shares of ROC owned by ROC Sponsor and 180,000 shares of ROC owned by EarlyBirdCapital remained outstanding upon the closing of the Business Combination and represent common stock in New DTI.

•

Upon consummation of the Business Combination, each of ROC’s outstanding public rights were exchanged for one-tenth of one share of ROC’s outstanding common stock, for an aggregate of 2,070,000 shares of common stock in New DTI. In addition, upon consummation of the Business Combination, each of ROC’s outstanding private rights were exchanged for one-tenth of one share of ROC’s outstanding common stock, for an aggregate of 79,600 shares of common stock in New DTI.

•

Upon consummation of the Business Combination, each share of DTI common stock that was issued and outstanding immediately prior to the consummation of the Business Combination was canceled and automatically converted into the right to receive a number of shares of New DTI common stock equal to the Per Share Company Common Stock Consideration of 0.2282, which is calculated as the quotient of (A) the sum of (i) the Company Equity Value of $209,273,033 divided by the Closing Share Price of $10.10 plus (ii) the Variable Stock Amount of 1,775,084 divided by (B) the Company Fully Diluted Shares of 98,562,706.

•

Pursuant to the Merger Agreement, holders of DTI’s Redeemable convertible preferred stock held a right to receive the Aggregate Company Cash Consideration of $11.0 million and New DTI common stock upon consummation of the Business Combination. In June 2023, certain DTI preferred stockholders and ROC Sponsor entered into the Exchange Agreements wherein they exchanged their rights to receive their portions of the Aggregate Company Cash Consideration for the rights to receive shares of New DTI common stock and ROC Sponsor agreed to forfeit shares of New DTI common stock. This resulted in the issuance of 2,042,181 shares of New DTI common stock for $10.8 million, and the forfeiture of 972,416 shares of New DTI common stock by ROC Sponsor. The remaining $0.2 million of the Aggregate Company Cash Consideration was paid to certain DTI preferred stockholders in cash upon the closing of the Business Combination. Furthermore, upon the closing of the Business Combination, the outstanding common stock of DTI was converted into the right to receive New DTI common stock. In consideration for the acquisition of all of the issued and outstanding ROC common stock, New DTI issued one share of New DTI common stock in exchange for each share of ROC common stock acquired by virtue of the Business Combination. Immediately after the closing of the Business Combination, DTI’s stockholders owned approximately 21,086,518 shares of New DTI common stock.

•

Upon consummation of the Business Combination, each share of DTI Redeemable convertible preferred stock that was issued and outstanding immediately prior to the consummation of the Business Combination was canceled and automatically converted into the right to receive a number of shares of New DTI common stock equal to the Per Share Company Preferred Stock Consideration of 0.3299, which is calculated as (A) the Aggregate Company Preferred Stock Consideration of 6,719,641 divided by (B) the Company Preferred Stock of 20,370,377 shares. In addition to the Per Share Company Preferred Stock Consideration of 0.3299 shares of New DTI common stock, each share of Redeemable convertible preferred stock outstanding that was canceled immediately prior to the consummation of the Business Consummation also obtained the right to receive the Per Share Company Preferred Cash Consideration of $0.54, which is calculated as (A) the Aggregate Company Cash Consideration of $11.0 million divided by (B) the Company Preferred Stock of 20,370,377 shares. The Aggregate Company Preferred Stock Consideration of 6,719,641 is calculated as (i) the Per Share Company Common Stock Consideration of 0.2282 (calculation detailed above) multiplied by the As Converted Preferred Share Count[1] of 34,214,055 less (ii) the Aggregate Company Cash Consideration of $11.0 million divided by the Closing Share Price of $10.10. As discussed above, certain DTI preferred stockholders entered into Exchange Agreements wherein they exchanged their rights to receive the Aggregate Company Cash Consideration in cash for the rights to receive shares of New DTI common stock in lieu of cash.

•

As of March 31, 2023, DTI had entered into Subscription Agreements for 1,485,148 shares of New DTI common stock to be issued to various accredited investors at a price of $10.10 per share (the “PIPE Financing”). As a result of the PIPE Financing, New DTI received approximately $10.9 million in cash in exchange for the issuance of 1,075,247 shares of New DTI common stock. In addition, upon consummation of the Business Combination, the Convertible promissory notes—related party, which were issued to affiliates of the ROC Sponsor on December 2, 2022 and March 2, 2023, which had a combined outstanding principal balance of $4.1 million upon the Business Combination, were converted into New DTI common stock in connection with the PIPE Financing. The conversion resulted in the issuance of 409,901 shares of New DTI common stock, which is calculated as (A) the outstanding principal of $4.1 million divided by (B) $10.10, which is the price per share of New DTI common stock issued in the PIPE Financing.

•

Subsequent to March 31, 2023 and prior to the closing of the Business Combination, additional Subscription Agreements were entered into with certain PIPE Investors, certain DTI preferred stockholders entered into Exchange Agreements, ROC borrowed additional funds on its Working Capital Loan, DTI borrowed additional funds on its Revolving line of credit, and a holder of DTI stock options net exercised options resulting in the issuance of shares of DTI common stock. Refer to the Material Events and Background Relevant to Material Events section below for details of these Material Events that occurred subsequent to March 31, 2023.

•

The tables below present the exchange of DTI common stock for the right to receive New DTI common stock and the exchange of DTI Redeemable convertible preferred stock for the right to receive New DTI common stock that occurred upon the closing of the Business Combination.

[1]

The As Converted Preferred Share Count is equal to the number of shares of DTI common stock issuable upon the conversion of all DTI Redeemable convertible preferred stock issued and outstanding immediately prior to the closing of the Business Combination, inclusive of DTI common stock issuable as a result of the accumulation of paid-in-kind dividends on DTI’s Redeemable convertible preferred stock.

	Shares of DTI common stock outstanding as of March 31, 2023 (Historical)	Payment of transaction services fee to certain DTI stockholders in DTI common stock equivalents(1)	Net exercise of a DTI employee’s stock options into common stock equivalents	DTI common stock equivalents outstanding immediately prior to Closing (excluding DTI common stock equivalents arising from DTI redeemable convertible preferred stock)
Common stock, par value $0.01 per share	52,363,872	1,478,371	158,444	54,000,687

DTI common stock equivalents outstanding immediately prior to Closing (excluding DTI common stock equivalents arising from DTI redeemable convertible preferred stock)				54,000,687
Exchange Ratio				0.2282

Shares of New DTI common stock issued to holders of DTI common stock upon Closing				12,324,697

1)

In accordance with the Transaction Services Agreement amongst DTI and certain stockholders of DTI, as amended February 13, 2023, payment for advisory services rendered to DTI by certain stockholders was made in DTI common stock immediately prior to the closing of the Business Combination.

Shares of DTI redeemable convertible preferred stock outstanding as of March 31, 2023 (Historical)
Redeemable convertible preferred stock, par value $0.01 per share	20,370,377

Exchange Ratio	0.3299

Estimated shares of New DTI common stock issued to holders of DTI redeemable convertible preferred stock upon Closing	6,719,641

For additional information about the Business Combination, please see the section entitled “The Business Combination Proposal.”

Material Events and Background Relevant to Material Events

•

In June 2023, Subscription Agreements were entered into with certain PIPE Investors. These PIPE Investors have committed to subscribe for and purchase, and New DTI has agreed to issue and sell, an aggregate of 1,485,148 shares of New DTI common stock. At the closing of the Business Combination, the New DTI common stock was sold to these PIPE Investors at a purchase price of $10.10 per share, for an aggregate purchase price equal to $15.0 million in cash.

•

In June 2023, certain DTI preferred stockholders entered into Exchange Agreements to exchange their rights to receive a portion of the total Aggregate Company Cash Consideration of $11.0 million for the rights to receive shares of New DTI common stock at a purchase price of $10.10 per share. This resulted in the issuance of 1,069,764 shares of New DTI common stock for $10.8 million of the Aggregate Company Cash Consideration. Additionally, pursuant to the Exchange Agreements, the Sponsor forfeited 972,416 shares of New DTI common stock to certain DTI preferred stockholders.

•

Subsequent to March 31, 2023, DTI borrowed an additional $5.0 million under its Revolving line of credit and amended the line which resulted in DTI incurring $0.3 million of Deferred financing costs, net in connection with the amendment.

•

Under DTI’s 2012 Nonqualified Stock Option Plan, each option holder can elect for such holder’s options to be net exercised whereby the exercise price is paid in shares and additional shares are withheld for income taxes. In June 2023 and prior to the closing of the Business Combination, one option holder net exercised all of such holder’s options, resulting in 158,444 shares of DTI common stock being issued upon the net exercise.

•	Subsequent to March 31, 2023, ROC borrowed an additional $0.3 million under the Working Capital Loan.

The unaudited pro forma condensed combined financial information have been prepared based on the ROC and DTI historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives pro forma effect to the Business Combination as if it had occurred on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Business Combination as if it had occurred on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical unaudited financial statements of ROC as of and for the year ended December 31, 2022, and the historical unaudited financial statements of ROC as of and for the three months ended March 31, 2023, and the related notes included elsewhere in this proxy statement/prospectus;

•

the historical unaudited financial statements of DTI as of and for the year ended December 31, 2022, and the historical unaudited financial statements of DTI as of and for the three months ended March 31, 2023, and the related notes included elsewhere in this proxy statement/prospectus; and

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROC”, “Drilling Tools International Holdings, Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to each of ROC and DTI included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the Material Events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New DTI.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2023

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share Data)	ROC (Historical)	DTI (Historical)	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets
Cash	$8	$820	15,000	3(aa)	$217,776	3(a)	$8,751
	—	—	4,967	3(cc)	(3,178)	3(b)	—
	—	—	(195)	3(dd)	(4,698)	3(c)	—
	—	—	280	3(ee)	(16,188)	3(j)	—
	—	—	—		10,860	3(k)	—
	—	—	—		(216,301)	3(e)	—
	—	—	—		(400)	3(h)	—
Accounts receivable, net	—	30,339	—		—		30,339
Inventories, net	—	4,723	—		—		4,723
Prepaid expenses and other current assets	127	3,665	—		—		3,792
Investment - equity securities, at fair value	—	1,110	—		—		1,110

Total current assets	135	40,657	20,052		(12,129)		48,715

Cash and marketable securities held in Trust Account	217,776	—	—		(217,776)	3(a)	—
Property, plant and equipment, net	—	49,175	—		—		49,175
Operating lease right-of-use asset	—	20,257	—		—		20,257
Intangible assets, net	—	251	—		—		251
Deferred financing costs, net	—	207	325	3(cc)	(207)	3(j)	325
Deposits and other long-term assets	—	386	—		—		386

Total assets	$217,911	$110,933	$20,377		$(230,112)		$119,109

LIABILITIES. REDEEMABLE STOCK. AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,078	$13,046	$—		$(1,730)	3(c)	$11,738
	—	—	—		(1,656)	3(b)	—
Accrued expenses and other current liabilities	—	7,611	—		2,576	3(c)	10,187
Convertible promissory notes - related party	4,140	—	—		(4,140)	3(k)	—
Current portion of operating lease liabilities	—	3,537	—		—		3,537
Revolving line of credit	—	10,896	5,292	3(cc)	(16,188)	3(j)	—
Income taxes payable	545	—	—				545
Working Capital Loan	120	—	280	3(ee)	(400)	3(h)	—

Total current liabilities	6,883	35,090	5,572		(21,538)		26,007

Operating lease liabilities, less current portion	—	16,739	—		—		16,739
Deferred tax liabilities, net	—	4,301	—		—		4,301

Total liabilities	6,883	56,130	5,572		(21,538)		47,047

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2023

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share Data)	ROC (Historical)	DTI (Historical)	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Common stock subject to possible redemption at redemption value (20,700,000 shares at $10.48 per share)	216,977	—	—		(216,977)	3(e)	—
Series A redeemable convertible preferred stock, par value $0.01; 30,000,000 shares authorised, 20,370,377 shares issued and outstanding	—	18,192	(11,000)	3(dd)	(7,192)	3(i)	—
Stockholders’ equity:
DTl common stock, par value $0.01; 65,000,000 shares authorised, 53,175,028 shares issued and 52,363,872 shares outstanding	—	532	1	3(bb)	(548)	3(i)	—
	—	—	—		15	3(b)	—
ROC Common Stock, $0.0001 par value; 100,000,000 shares authorised; 6,151,000 shares issued and outstanding (excluding 20,700,000 shares subject to possible redemption)	1	—	—		(1)	3(d)	—
New DTI common stock, par value $0.0001	—	—	—	3(aa)	1	3(d)	3
	—	—	—	3(dd)	—	3(g)	—
	—	—	—		—	3(k)	—
	—	—	—		—	3(e)	—
	—	—	—		2	3(i)	—
Additional paid-in-capital	—	52,476	15,000	3(aa)	1,661	3(f)	98,552
	—	—	(1)	3(bb)	—	3(g)	—
	—	—	10,805	3(dd)	2,080	3(b)	—
	—	—	—		15,000	3(k)	—
	—	—	—		676	3(e)	—
	—	—	—		855	3(i)	—
Accumulated deficit	(5,950)	(15,353)	—		(1,661)	3(f)	(26,382)
	—	—	—		(3,617)	3(b)	—
	—	—	—		(5,544)	3(c)	—
	—	—	—		5,950	3(i)	—
	—	—	—		(207)	3(i)	—
Less treasury stock, at cost; 811,156 shares	—	(933)	—		933	3(i)	—
Accumulated other comprehensive loss	—	(111)	—		—		(111)

Total stockholders’ equity	(5,949)	36,611	25,805		15,595		72,062

Total liabilities, redeemable stock, and stockholders’ equity	$217,911	$110,933	$20,377		$(230,112)		$119,109

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2023	Actual Redemptions
(in thousands, except per share and weighted-average share data)	ROC (Historical)	DTI (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations
Revenue, net:
Tool rental	$—	$32,276	$—		$32,276
Product sale	—	8,523	—		8,523

Total revenue, net	—	40,798	—		40,799
Operating cost and expenses:
Cost of tool rental revenue	—	8,137	—		8,137
Cost of product sale revenue	—	1,303	—		1,303
Selling, general and administrative expense	1,960	18,423	(3,314)	4(b)	17,069
Depreciation and amortization expense	—	5,015	—		5,015

Total operating costs and expenses	1,960	32,878	(3,314)		31,524

Operating income (loss)	(1,960)	7,921	3,314		9,275
Other income (expense):
Interest expense, net	—	(573)	573	4(d)	(20)
	—	—	(20)	4(h)	—
Interest earned on investment held in Trust Account	2,231	—	(2,231)	4(a)	—
Gain on sale of property	—	69	—		69
Unrealized gain (loss) on equity securities	—	(33)	—		(33)
Other income (expense)	—	40	—		40

Total other income, net	2,231	(497)	(1,678)		56

Income before income tax (expense)	271	7,424	1,636		9,331
Income tax benefit (expense)	(458)	(1,723)	(828)	4(g)	(3,009)

Net income (loss)	$(187)	$5,701	$808		$6,322

Net income attributable to DTI common stockholders —basic		$5,387
Net income attributable to DTI common stockholders — diluted		$5,701
Earnings per share — basic, DTI common stock		$0.10
Earnings per share — diluted, DTI common stock		$0.07
Weighted-average common shares used in computing earnings per share — basic, DTI common stock		52,363,872
Weighted-average common shares outstanding — diluted, DTI common stock		77,145,236
Basic and diluted net loss per share, ROC common stock	$(0.01)
stock	26,851,000
Pro forma basic earnings per share, New DTI common stock					$0.21	4(i)
Pro forma weighted-average common shares outstanding — basic, New DTI common stock					29,768,535	4(i)
Pro forma diluted earnings per share, New DTI common stock					$0.21	4(i)
Pro forma weighted-average common shares outstanding — diluted,
New DTI common stock					30,739,102	4(i)

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Year Ended December 31, 2022	Year Ended December 31, 2022	Actual Redemptions
(in thousands, except per share and weighted-average share data)	ROC (Historical)	DTl (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations
Revenue, net:
Tool rental	$—	$99,018	$—		$99,018
Product sale		30,538			30,538

Total revenue, net	—	129,556	—		129,556
Operating cost and expenses:
Tool rental operating costs	—	27,581	—		27,581
Product sale operating costs	—	5,423	—		5,423
Selling, general, administrative	1,282	51,566	12,475	4(b)	66,984
	—	—	1,661	4(c)	—
Depreciation and amortization expense	—	19,709	—		19,709

Total operating costs and expenses	1,282	104,279	14,136		119,697

Operating income (loss)	(1,282)	25,277	(14,136)		9,859
Other income (expense):
Interest expense, net	—	(477)	306	4(d)	(401)
	—	—	58	4(e)	—
	—	—	(207)	4(f)	—
	—	—	(81)		—
Interest earned on investment held in Trust Account	2,844	—	(2,844)	4(a)	—
Gain on forgiveness of PPP loan	—	234	—		234
Gain on sale of property	—	127	—		127
Unrealised gain on securities	—	—	—		—
Other expense	—	(384)	—		(384)

Total other income, net	2,844	(500)	(2,768)		(424)

Income (loss) before income tax benefit (expense)	1,562	24,777	(16,904)		9,435
Income tax benefit (expense)	(546)	(3,697)	3,534	4(g)	(709)

Net income (loss)	$1,016	$21,080	$(13,370)		$8,726

Net income attributable to DTI common stockholders — basic		$19,891
Net income attributable to DTI common stockholders — diluted		$21,080
Earnings per share — basic, DTI common stock		$0.38
Earnings per share — diluted, DTI common stock		$0.27
Weighted-average common shares used in computing earnings per share — basic, DTI common stock		52,363,872
Weighted-average common shares outstanding — diluted, DTI common stock		77,145,236
Basic and diluted earnings per share, ROC common stock	$0.04
stock	26,851,000
Pro forma basic earnings per share, New DTI common stock					$0.29	4(i)
Pro forma weighted-average common shares outstanding — basic, New DTI common stock					29,768,535	4(i)
Pro forma diluted earnings per share, New DTI common stock					$0.28	4(i)
Pro forma weighted-average common shares outstanding — diluted, New DTI common stock					30,739,102	4(i)

See accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination, the PIPE Financing, and the Adjustments for Material Events. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. ROC and DTI have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023, was derived from the unaudited historical balance sheet of ROC as of March 31, 2023, and the unaudited historical balance sheet of DTI as of March 31, 2023 and gives effect to the Business Combination as if it had occurred on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2023, combines the historical statement of operations of ROC for the year ended March 31, 2023, and the historical statement of operations of DTI for the year ended March 31, 2023, and gives effect to the Business Combination as if it had occurred on January 1, 2022.

The pro forma adjustments reflecting the consummation of the Business Combination, the PIPE Financing, and the Material Events are based on certain currently available information and certain assumptions and methodologies that each of ROC and DTI believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. Each of ROC and DTI believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination, the PIPE Financing, and the Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 20,541,379 shares of ROC common stock for an aggregate redemption price of $216.3 million out of the Trust Account. No other shares of ROC common stock were subject to redemption.

Upon the closing of the Business Combination, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Number of Shares Owned	% Ownership
(Shares in thousands)
DTI stockholders(1)	21,086	70.8%
ROC Sponsor and related parties(2)	6,194	20.8%
ROC stockholders(3)	2,488	8.4%

Total	29,768	100.0%

1)

The 21,086 shares of New DTI owned by DTI stockholders are comprised of 12,324 New DTI shares issued to holders of DTI common stock equivalents (excluding DTI common stock equivalents arising from DTI redeemable convertible preferred stock) in connection with the exchange of DTI shares for New DTI shares, 6,720 New DTI shares issued to holders of DTI redeemable convertible preferred stock in connection with the exchange of DTI shares for New DTI shares, 1,070 shares of New DTI issued to holders of DTI redeemable convertible preferred stock in accordance with the Exchange Agreements, and 972 shares of New DTI forfeited by the ROC Sponsor to holders of DTI redeemable convertible preferred stock in accordance with the Exchange Agreements.

2)

The 6,194 shares of New DTI owned by the ROC Sponsor and related parties are comprised of 2,970 shares of New DTI issued in connection with Subscription Agreements, plus the 5,971 shares originally held by the ROC Sponsor less the 1,775 shares of New DTI forfeited by the ROC Sponsor to DTI stockholders in connection with the First Amendment to Sponsor Support Agreement less the 972 shares of New DTI forfeited by the ROC Sponsor to holders of DTI redeemable convertible preferred stock in accordance with the Exchange Agreements.

3)

The 2,488 shares of New DTI owned by ROC stockholders are comprised of 2,149 shares of New DTI issued in connection with the closing of the Business Combination in accordance with stock rights, 180 shares of New DTI held by EarlyBirdCapital, and 159 shares of ROC common stock that were initially subject to possible redemption but that were not redeemed and were thus exchanged for 159 shares of New DTI in connection with the closing of the Business Combination.

2.	Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, ROC, will be treated as the acquired company for accounting purposes, whereas DTI will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of DTI issuing shares for the net assets of ROC, accompanied by a recapitalization. The net assets of DTI will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of DTI. DTI has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•	DTI designated a majority of the governing body of New DTI and legacy DTI stockholders have a majority of the voting interest in New DTI.

•

An individual from DTI has been designated as the chairman of the governing body of New DTI and the Chief Executive Officer of New DTI and a second individual from DTI has been designated as the Chief Financial Officer of New DTI and the remaining members of senior management of New DTI are comprised entirely of individuals from DTI.

•	DTI’s operations comprise the ongoing operations of New DTI.

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Material Events:

(aa)

To reflect the issuance of 1,485,148 shares of New DTI common stock to certain PIPE Investors who entered into Subscription Agreements in June 2023 at a purchase price of $10.10 per share for an aggregate purchase price of $15.0 million in cash.

(bb)	To reflect the net exercise of DTI stock options into 158,444 shares of DTI common stock in June 2023 and prior to the closing of the Business Combination.

(cc)

To reflect a $5.3 million increase in the DTI Revolving line of credit as a result of additional borrowings subsequent to March 31, 2023. The adjustment also increases Cash by $5.0 million and Deferred financing costs, net by $0.3 million.

(dd)

To reflect the issuance of 1,069,764 shares of New DTI common stock at a purchase price of $10.10 per share to DTI preferred stockholders for $10.8 million in accordance with the Exchange Agreements that were entered into in June 2023.

(ee)	To reflect $0.3 million of additional borrowings under the Working Capital Loan subsequent to March 31, 2023.

Pro Forma Other Transaction Accounting Adjustments:

(a)	To reflect a reclassification of the Cash and Marketable securities held in Trust Account to Cash at the closing of the Business Combination.

(b)

To reflect the cash payment for DTI transaction costs of $3.2 million, which includes the payment of $1.6 million of transaction costs that were incurred prior to March 31, 2023 and that were recorded as Accounts payable in the historical financial statements, as well as the payment of $1.6 million (of which $1.4 million are expensed in the pro forma statement of operations and $0.2 million are recorded as a reduction to Additional paid-in capital) of transaction costs that were incurred subsequent to March 31, 2023 (but prior to the closing of the Business Combination). This adjustment increases DTI Common stock by $15 thousand as a result of 1,478,432 shares being issued to certain stockholders of DTI immediately before the closing of the Business Combination in accordance with the Transaction Services Agreement between DTI and such stockholders. The adjustment increases Accumulated deficit by $3.7 million, which is comprised of $2.3 million (1,478,432 shares multiplied by the estimated fair value[2] per DTI share of common stock of $1.58 upon the closing of the Business Combination) for the issuance of DTI Common stock in accordance with the Transaction Services Agreement and $1.4 million for transaction costs incurred subsequent to March 31, 2023 that are expensed in the pro forma statement of operations. In addition, the adjustment reduces Accumulated deficit by $0.1 million as a result of transaction costs incurred prior to March 31, 2023 that were expensed in the historical financial statements but that have been reclassified to Additional paid-in capital in the unaudited pro forma condensed combined financial information because these were costs were related to the offering of securities. As a result, the net impact of this adjustment is to increase Accumulated deficit by $3.6 million ($3.7 million less $0.1 million). This adjustment also increases Additional paid-in capital by $2.0 million, which is comprised of an increase of $2.3 million for the issuance of DTI Common stock in accordance with the Transaction Services Agreement and decreases of $0.1 million and $0.2 million for transaction costs related to the offering of securities incurred prior to March 31, 2023 and subsequent to March 31, 2023, respectively.

(c)

To reflect the cash payment for ROC transaction costs of $4.7 million. The adjustment reflects the payment of total advisory, legal, and other professional fees that were incurred in connection with the Business Combination but that are not directly attributable to the offering of securities and are non-recurring items. The adjustment reduces Accounts payable by $1.7 million as this portion of the $4.7 million cash payment went to paying off transaction costs that were incurred but unpaid as of March 31, 2023. In addition, this adjustment increases the Accumulated deficit by $5.5 million and increases Accrued expenses and other current liabilities by $2.5 million as a result of transaction costs incurred in connection with the closing of the Business Combination but that are not due and payable until after the closing of the Business Combination.

(d)	To reflect the exchange of ROC common stock to New DTI common stock at an exchange ratio of 1.0.

(e)

To reflect the redemption of 20,541,379 shares of ROC Common stock subject to possible redemption at a redemption price per share of $10.53 for an aggregate redemption price of $216.3 million. Additionally, this resulted in a reclassification of the 158,621 shares of ROC Common stock that were not redeemed to an immaterial amount of New DTI common stock and Additional paid-in capital of $0.1 million.

[2]

Fair value was estimated by multiplying the ROC quoted market price upon issuance of shares in share exchange in connection with closing of the Business Combination by the Per Share Company Common Stock Consideration.

(f)

To reflect the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Business Combination. The grant date fair value of the awards was estimated using the Black-Scholes option pricing model. The key inputs and assumptions of the model include the expected term of the option, stock price volatility, the risk-free interest rate, stock price, and exercise price.

(g)

To reflect the issuance of 2,070,000 and 79,600 shares of New DTI common stock pursuant to the automatic exercise upon the consummation of the Business Combination of the ROC Public Rights and ROC Private Rights, respectively.

(h)	To reflect the cash repayment of $0.4 million for the Working Capital Loan.

(i)

To reflect the recapitalization of DTI through the Business Combination and the issuance of 19,044,338 shares of New DTI common stock and the elimination of the Accumulated deficit of ROC. As a result of the recapitalization, the following amounts were derecognized: ROC’s Accumulated deficit of $6.0 million, DTI’s common stock of $0.5 million, DTI’s Redeemable convertible preferred stock of $7.2 million, and DTI’s treasury stock of $0.9 million. The shares of New DTI common stock issued in exchange for DTI’s capital were recorded as an increase to New DTI common stock of $2 thousand and an increase to Additional paid-in capital of $0.8 million.

(j)

To reflect the repayment of DTI’s Revolving line of credit as management settled the line of credit upon the closing of the Business Combination. This entry reflects a reduction in the Revolving line of credit balance of $16.2 million consisting of the $10.9 million balance as of March 31, 2023 and the additional $5.3 million borrowing subsequent to March 31, 2023, a reduction in Cash of $16.2 million, a write-off of Deferred financing costs, net, of $0.2 million, and an increase in Accumulated deficit of $0.2 million. The increase in the Accumulated deficit is due to the write-off of the Deferred financing costs, net.

(k)

To reflect the issuance of an aggregate of 1,485,148 shares of New DTI common stock to various accredited investors at a price of $10.10 per share in connection with the PIPE Financing. As a result of the PIPE Financing, New DTI received approximately $10.9 million in cash in exchange for the issuance of 1,075,247 shares of New DTI common stock. In addition, the convertible promissory notes – related party, which were issued to affiliates of the ROC Sponsor on December 2, 2022 and March 2, 2023, were converted into 409,901 shares of New DTI common stock connection with the PIPE Financing. The conversion of the notes into 409,901 shares is calculated as (A) the outstanding principal of the notes of approximately $4.1 million divided by (B) $10.10, the price per share of New DTI common stock issued in the PIPE Financing.

4.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2023 and the year ended December 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Other Transaction Accounting Adjustments:

(a)	To reflect the elimination of Interest earned on investment held in Trust Account.

(b)

To reflect transaction costs for ROC and DTI for certain accounting, auditing, and other professional fees incurred in connection with the Business Combination that are not deemed to be specific incremental costs directly attributable to this proposed offering of securities. In addition, this entry moves the ROC and DTI transaction costs from the statement of operations for the three months ended March 31, 2023 to the statement of operations for the year ended December 31, 2022. The assumption for the pro forma statement of operations is that the Business Combination closed and the transaction costs were expensed on January 1, 2022. This adjustment also reduces historical transaction costs that were recorded as expenses for costs related to the offering of securities as it is assumed that if the Business Combination had closed on January 1, 2022 these costs would not have been recorded as expenses on the pro forma statement of operations but as a reduction to Additional paid-in capital.

(c)	To reflect the stock-based compensation for stock options that were subject to accelerated vesting when the Business Combination closed.

(d)

To reflect the elimination of Interest expense on DTI’s Revolving line of credit agreements with PNC Bank. Management settled the Revolving line of credit upon the closing of the Business Combination and the pro forma combined statements of operations assume that the Business Combination closed and that the revolving line of credit was settled on January 1, 2022. In addition, this entry moves the amortization of Deferred financing costs, net, on the Revolving line of credit from the statement of operations for the three months ended March 31, 2023 to the statement of operations for the year ended December 31, 2022. The assumptions for the pro forma statement of operations that the Business Combination closed and that the Revolving line of credit was settled on January 1, 2022 result in all financing costs being expensed on January 1, 2022 as all financing costs are immediately expensed when the associated debt is settled. Refer to Note 4(f) for the adjustment expensing the unamortized Deferred financing costs, net, in the pro forma statement of operations for the year ended December 31, 2022.

(e)

To reflect the elimination of Interest expense on DTI’s Notes payable, net, as it is assumed that the notes would have been repaid on January 1, 2022 if the Business Combination had closed on January 1, 2022.

(f)	To reflect the write-off of the unamortized Deferred financing costs, net, on the Revolving line of credit as management settled the line of credit upon the closing of the Business Combination.

(g)	To reflect an adjustment to income taxes as a result of the tax impact of the pro forma adjustments at the estimated combined statutory tax rate of 25.0%.

(h)	To reflect the amortization of Deferred financing costs, net associated with the amendment to the Revolving line of credit that was entered into subsequent to March 31, 2023.

(i)

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based on the number of New DTI shares outstanding as if the Business Combination, PIPE Financing, and Material Events had occurred on January 1, 2022. The calculation of weighted-average shares outstanding for pro forma basic and diluted earnings per share assume that the shares issuable in connection with the Business Combination, PIPE Financing, and Material Events have been outstanding for the entirety of the periods presented.

Pro forma basic and diluted earnings per share is calculated as follows for the three months ended March 31, 2023:

Three Months Ended March 31, 2023
Actual Redemptions
Numerator:
Pro forma net income	$6,322,000
Denominator:
Assume conversion of ROC common stock into New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	4,375,916
Assume reclassification of ROC common stock subject to possible redemption to New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	158,621
Assume January 1, 2022 issuance of New DTI common stock in connection with the PIPE Financing	2,970,296
Assume January 1, 2022 issuance of New DTI common stock in connection with the Exchange Agreements	1,069,764
Assume conversion of ROC public rights into 2,070,000 shares of New DTI common stock and conversion of ROC private rights into 79,600 shares of New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	2,149,600
Assume January 1, 2022 issuance of New DTI common stock to DTI stockholders as a result of assuming closing of the Business Combination on January 1, 2022	19,044,333

Pro forma weighted-average shares outstanding—basic	29,768,535

Assume January 1, 2022 exchange of DTI stock options for New DTI stock options and issuance of New DTI common stock upon exercise in accordance with the treasury stock method(1)	970,567

Pro forma weighted-average shares outstanding—diluted	30,739,102

Pro forma net loss per share—basic	$0.21

Pro forma earnings per share—diluted	$0.21

(1)

The 970,567 dilutive shares of New DTI common stock are calculated by multiplying the weighted-average of 4,252,543 options to purchase DTI stock by the Per Share Company Common Stock Consideration of 0.2282.

Pro forma basic and diluted earnings per share is calculated as follows for the year ended December 31, 2022:

Year Ended December 31, 2022
Actual Redemptions
Numerator:
Pro forma net income	$8,726,000
Denominator:
Assume conversion of ROC common stock into New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	4,375,916
Assume reclassification of ROC common stock subject to possible redemption to New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	158,621
Assume January 1, 2022 issuance of New DTI common stock in connection with the PIPE Financing	2,970,296
Assume January 1, 2022 issuance of New DTI common stock in connection with the Exchange Agreements	1,069,764
Assume conversion of ROC public rights into 2,070,000 shares of New DTI common stock and conversion of ROC private rights into 79,600 shares of New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	2,149,600
Assume January 1, 2022 issuance of New DTI common stock to DTI stockholders as a result of assuming closing of the Business Combination on January 1, 2022	19,044,338

Pro forma weighted-average shares outstanding—basic	29,768,535

Assume January 1, 2022 exchange of DTI stock options for New DTI stock options and issuance of New DTI common stock upon exercise in accordance with the treasury stock method(1)	970,567

Pro forma weighted-average shares outstanding—diluted	30,739,102

Pro forma net loss per share—basic	$0.29

Pro forma earnings per share—diluted	$0.28

(1)

The 970,567 dilutive shares of New DTI common stock are calculated by multiplying the weighted-average of 4,252,543 options to purchase DTI stock by the Per Share Company Common Stock Consideration of 0.2282.